Exhibit 99.1

Social Leverage Acquisition Corp I Transfers Listing to the Nasdaq Stock Market LLC

December 13, 2022

SCOTSDALE, AZ - (BUSINESS WIRE) – Social Leverage Acquisition Corp I (NYSE: SLAC) (“SLAC”), a special purpose acquisition company, announced today that it expects to transfer its listing from The New York Stock Exchange to the Nasdaq Global Market on the Nasdaq Stock Market LLC (“Nasdaq”), where it has been approved for listing subject to confirmation of its satisfaction of the Nasdaq’s listing standards. Following the transfer, SLAC intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission. SLAC anticipates the transfer to the Nasdaq to occur on or about December 27, 2022.

For more information, please contact:

Howard Lindzon

Social Leverage Acquisition Corp I

8390 E. Via De Ventura Suite

F110-207 Scottsdale, Arizona 85258,

Tel: (302) 492-7522

Email: howard@lindzon.com

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this press release, and the SLAC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of SLAC with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of SLAC.